Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Kinder Morgan, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Class P Common Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, $0.01 par value per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Guarantees of Debt Securities(3)	Rule 456(b) and Rule 457(r)(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An indeterminate aggregate initial offering price and number or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issued upon conversion, redemption, exchange or exercise of any securities registered hereunder.

(3)	Subsidiaries of Kinder Morgan, Inc. named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of Kinder Morgan, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered.